CLOSING AGREEMENT

      This Closing Agreement (the "Agreement"), is dated May 28, 2004, but effective as of the Effective Date (defined below), and is between Penroc Oil Corporation, Seller, whose address is 1515 Calle Sur, Hobbs, NM 88240 and Dune Energy, Inc., Buyer, whose address is 5707 Spanish Oak, Houston, Texas 77066. Buyer and Seller are sometimes individually referred to as a "Party" or collectively as the "Parties." This Settlement Agreement sets forth certain rights and defines certain obligations and duties of the Parties with respect to the Interests (defined below).

      By Assignment, Conveyance and Bill of Sale (the "Assignment"), dated effective as of April 1, 2003, a true and correct copy of which is attached hereto as Exhibit "A," Seller shall convey and assign to Buyer certain oil and gas interests and rights (the "Interests"), all as more specifically described in the Assignment, which Assignment is incorporated into this Agreement by reference. The effective date for the purposes of this Agreement is April 1, 2003, at 12:01 a.m., CDT, with respect to revenue and lease operating expenses and as of February 1, 2003, at 12:01 a.m., CDT, with respect to capital expenditures (the "Effective Date", as applicable).

      In consideration of the covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

      1. Purchase Price. The purchase price for the Interests is Eight Hundred Seventy-four Thousand Five Hundred Dollars ($874,500.00) (the "Purchase Price"), subject to the adjustments to the Purchase Price as set forth in this Agreement.

      2. Performance Deposit. On June 3, 2003, Buyer tendered to Seller and Seller acknowledges receiving a performance deposit of One Hundred Seventy Four Thousand Eight Hundred Dollars ($174,800.00) (the "Performance Deposit") to assure Buyer's performance. If Seller and Buyer close the transaction contemplated by this Agreement, the Performance Deposit will be applied to the Purchase Price and the amount due from Buyer at Closing will be reduced by the amount of the Performance Deposit.

      In the event that Buyer has not delivered the adjusted Purchase Price, as provided in this Agreement, for the Interests on or before June 30, 2004, then in such event (i) Buyer shall immediately forfeit all of its right, title and interest in and to the Interests and (ii) Seller shall immediately refund to Buyer, the Performance Deposit, adjusted for accrued negative cash flow, if any, and less 9.0% interest per annum on the outstanding balance of the Purchase Price, as adjusted, accrued from April 1, 2003.

      3. Interests on Purchase Price. Buyer shall pay Seller interest at the rate of 9.0% per annum on the Purchase Price accrued from April 1, 2003, to June 3, 2003. The remaining balance of the Purchase Price less the Performance Deposit plus AFEs for the months of April and May, 2003, Seven Hundred

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Twenty-Three Thousand Three Hundred Eighty-Nine Dollars and Eighty-Six Cents
($723,389.86), as adjusted, shall bear interest at the rate of 9.0% per annum from June 3, 2003, through the Closing Date (defined below).

      4. Adjustments to Purchase Price. The Purchase Price shall be adjusted as provided in this Section 4 and the resulting amount shall be referred to as the "Adjusted Purchase Price". Seller has delivered to Buyer a closing statement containing these adjustments to the Purchase Price as of March 31, 2004, using the best information then available and prepared in accordance with customary accounting principles used in the oil and gas industry (the "Closing Statement"), a copy of which is attached to this Agreement as Exhibit "B."

      (a) The Purchase Price shall be increased by the following:

            (1) an amount equal to the quantity of merchantable oil produced from the Interests in storage at the Effective Date, and not sold or disposed of prior to Closing, multiplied by the posted price for such oil at the Effective Date, net of all taxes and gravity adjustments and transportation expenses necessary to market such production;

            (2) the amount of all operating and capital expenditures, together with any lease operating expenses charged under the applicable operating agreement and general and administrative costs charged as overhead charges under applicable operating agreement, that are (i) attributable to the Interests during the period between the period between the Effective Date, as applicable, and Closing, and (ii) incurred by Seller;

            (3) taxes paid by Seller for assessments based on ownership of the Interests after the Effective Date, the production of hydrocarbons therefrom, or the receipt of proceeds attributable thereto (excluding income taxes) after the Effective Date;

            (4)   all accrued interest on the Purchase Price as provided in
                  Section 3 of this Agreement; and

            (5) an amount equal to all prepaid expenses attributable to the Interests paid by Seller and attributable to the period from and after the Effective Date, including without limitation prepaid ad valorem, property, production and other taxes and payments for insurance coverage accruing to the benefit of Buyer subsequent to the Effective Date.

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            (6)   the amount of the proceeds attributable to the overriding
                  royalty interest reserved or to be reserved to Seller in the Assignment from and after the Effective Date.

      (b) The Purchase Price shall be decreased by the following:

            (1) the amount of net proceeds or other value received by Seller for the sale or disposition of oil, gas and condensate, related hydrocarbons and other minerals produced from the Interests ("Hydrocarbons"), including net proceeds from the sale of liquids and other constituents removed in gas plants or other processing facilities for production occurring after the Effective Date;

            (2) the amount of proceeds or other value received by Seller for the sale or disposition after the Effective Date of any portion of the Interests; and

            (3) the amount of all unpaid taxes and assessments based on the ownership of property, the production of Hydrocarbons or the receipt of proceeds, excluding income taxes, accruing to the Interests prior to the Effective Date and for the payment of which Buyer assumes liability subsequent to Closing. If possible, this adjustment shall be computed using the tax rate and values for the tax period in question. If this is not possible, the adjustment shall be based on the taxes assessed for the immediately preceding tax period. If taxes assessed for the preceding tax period are determined to be more or less than the actual taxes, the difference shall be a Post-Closing Adjustment or Subsequent Adjustment (defined below) under this Agreement.

      5. Closing.

      5.1 Closing Date. Subject to the terms of this Agreement, the consummation of the transactions contemplated by this Agreement ("Closing"), shall occur at Seller's office listed above on or before June 30, 2004, at 10:00 a.m., CDT, or at such other place and time as the Parties may agree. The date on which Closing actually occurs is referred to herein as the "Closing Date".

      5.2 Closing Obligations. At Closing, the following shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously:

      (a) Seller shall execute and deliver to Buyer the Assignment conveying the Interests to Buyer in the form attached to this Agreement as Exhibit A;

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      (b)   Seller and Buyer shall execute and deliver to each other the Closing
            Statement, reflecting the Adjusted Purchase Price as of March 31, 2004, and the adjustments thereto, subject to the Final Settlement Statement (defined below);

      (c) Buyer shall deliver the Adjusted Purchase Price as of March 31, 2004 to Seller by direct bank or wire transfer, as directed by Seller; and

      (d)   Seller shall deliver to Buyer possession of the Interests.

      5.3 Further Assurances. After Closing, Seller and Buyer agree to execute and deliver such instruments and take other action as may be necessary or advisable to carry out their obligations under this Agreement.

      6. Post-Closing Adjustments. Seller and Buyer acknowledge that the amount of all adjustments under Section 4 will not be available prior to Closing and that the final Adjusted Purchase Price will not be determined as of the Closing Date. As soon as practicable after Closing, but not later than every thirty (30) days after the Closing Date and each successive thirty (30) days thereafter, Seller shall prepare and submit to Buyer a post-Closing statement for each successive month following Closing containing adjustments contemplated by
Section 4 of this Agreement that were not finally determined as of Closing but that are determined during the successive thirty (30) day periods noted above. The Parties shall promptly notify each other of any monthly adjustments each proposes, which are not in dispute in good faith, and the parties shall negotiate in good faith to agree on these monthly adjustments within five (5) business days after the receipt of each successive monthly statement. Payment to the appropriate party shall be made by wire transfer within seven (7) business days after the receipt of each monthly statement as to all amounts that are not disputed in good faith ("Successive Settlement Date").

      No later than ninety (90) days after the Closing Date ("Final Settlement Date"), the Parties shall agree in writing on the final settlement amount, which incorporates all adjustments to the Purchase Price as provided in Section 4 of this Agreement from the Effective Date through the Final Settlement Date ("Final Settlement Statement") and payment to the appropriate Party of any sums owed shall be made by wire transfer within five (5) business days after the Final Settlement Date.

      7. Covenants.

      (a) Seller agrees to indemnify, save, and hold Buyer harmless against all claims, costs, expenses, and liabilities with respect to Seller's ownership of the Interests which relate to times between the Effective Date of April 1, 2003 and the Closing Date.

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      (b)   Buyer agrees to indemnify, save, and hold Seller harmless against all claims, costs, expenses, and liabilities with respect to Buyer's ownership of the Interests which relate to times after the Closing Date.

      (c) Seller agrees Buyer shall be entitled to receive all proceeds, including proceeds from production of Hydrocarbons, attributable to the Interests after the Effective Date of April 1, 2003, exclusive of proceeds attributable to Hydrocarbons for the production months of April 2003 and May 2003.

      (d) Buyer agrees Seller shall be entitled to receive all proceeds, including proceeds from production of Hydrocarbons, attributable to the Interests before the Effective Date of April 1, 2003 plus proceeds attributable to Hydrocarbons for the production months of April 2003 and May 2003.

      8. Files and Records. Upon Closing, Seller shall permit Buyer, at Buyer's expense, to make copies, of all files, records and data in Seller's possession relating to the Interests.

      9. Survival of Agreement. All of the covenants, agreements and indemnities of or by Seller and Buyer shall survive the Closing unless the same are included in the Assignment or other documents and instruments to be delivered at Closing.

      The use of facsimile transmitted signatures shall be deemed to be original signatures for all purposes of this Agreement. In addition, the use of multiple original Agreements (including any facsimile transmitted Agreement) shall constitute, when read together, one original Agreement for all purposes hereunder.

                    Balance of Page Intentionally Left Blank

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      This Agreement shall be binding on and inure to the benefit of the Parties and there respective successors and assigns.


                                            Penroc Oil Corporation

                                            By: /s/ M.Y. Merchant
                                                --------------------------------
                                                M. Y. Merchant
                                                Its President


                                            Dune Energy, Inc.

                                            By: /s/ Alan Gaines
                                                --------------------------------
                                                Alan Gaines
                                                Its Chairman and Chief Executive
                                                Officer